UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On July 13, 2017, Cimpress N.V. (“we,” “us” or “Cimpress”) entered into an Amendment and Restatement Agreement among Cimpress and four of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (the “Restated Credit Agreement”), which amends and restates the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, among the Borrowers, the lenders named therein as lenders, and the Administrative Agent. In addition, on July 13, 2017, the 25 Cimpress subsidiaries that guaranty the Borrowers' obligations under the Restated Credit Agreement (the "Subsidiary Guarantors") and Cimpress USA Incorporated entered into a Second Amended and Restated Guaranty with the Administrative Agent, which amends and restates the Amended and Restated Guaranty dated as of February 8, 2013 between the Subsidiary Guarantors and Cimpress USA Incorporated and the Administrative Agent.

The Restated Credit Agreement consists of a secured credit facility with a maturity date of July 13, 2022, with Lenders’ commitments to lend to the Borrowers an aggregate of $1.045 billion as follows:

•	Revolving loans of $745 million, and

•	Term loans of $300 million amortizing over the loan period.

We may from time to time, so long as no default or event of default has occurred and is continuing, increase the loan commitments under the Restated Credit Agreement by up to $250 million by adding new commitments or increasing the commitment of willing Lenders.

The credit facility under the Restated Credit Agreement is available for working capital, capital expenditures and other lawful general corporate purposes, including share repurchases and mergers and acquisitions. We have amended and increased the size of our credit facility for long-term flexibility. Our former facility and term loans were set to expire in 2019.

Under the terms of the Restated Credit Agreement, LIBOR borrowings bear interest at a variable rate of interest based on LIBOR plus 1.50% to 2.25% depending on our leverage ratio, which is the ratio of our consolidated total indebtedness to our consolidated trailing twelve-month earnings before interest, taxes, depreciation and amortization (EBITDA). We must also pay a commitment fee on unused balances of 0.225% to 0.40% depending on our leverage ratio.

The Restated Credit Agreement contains financial and other covenants, including but not limited to (1) limitations on our incurrence of additional indebtedness and liens, the consummation of certain fundamental organizational changes, asset sales, or intercompany activities, investments and restricted payments including the purchases of our ordinary shares or payments of dividends, and the amount of consolidated capital expenditures that we may make in any fiscal year during the term of the agreement, and (2) financial covenants calculated on a trailing twelve month basis that:

•
our leverage ratio will not exceed 4.50, except that we may, on no more than three occasions during the term of the Restated Credit Agreement, increase our leverage ratio to up to 4.75 for up to four consecutive fiscal quarters after a corporate acquisition that meets certain criteria;

•
our senior leverage ratio, which is the ratio of our consolidated indebtedness that is not subordinated to our indebtedness under the Restated Credit Agreement to our consolidated EBITDA, will not exceed 3.25, except that we may, on no more than three occasions during the term of the Restated Credit Agreement, increase our senior leverage ratio to up to 3.50 for up to four consecutive fiscal quarters after a corporate acquisition that meets certain criteria; and

•	our interest coverage ratio, which is the ratio of our consolidated EBITDA to our consolidated interest expense, will be at least 3.0.

The Restated Credit Agreement also contains customary representations, warranties and events of default.

Borrowings under the Restated Credit Agreement are secured by security interests in the right, title, and interest of the Borrowers and most of the Subsidiary Guarantors in all assets as agreed by Cimpress and the

Administrative Agent. On July 13, 2017, Cimpress USA Incorporated, Vistaprint Limited, Cimpress Schweiz GmbH, and Vistaprint B.V., as Borrowers, and seven Subsidiary Guarantors incorporated in Delaware, USA entered into an Amended and Restated Pledge and Security Agreement with the Administrative Agent, which amends and restates the Pledge and Security Agreement dated as of February 8, 2013 between such Borrowers and Subsidiary Guarantors and the Administrative Agent, granting a security interest in each such Borrower’s and Subsidiary Guarantor’s right, title, and interest in (1) all of its assets, whether now owned or thereafter acquired, in the case of Cimpress USA Incorporated and the seven Delaware Subsidiary Guarantors, or (2) solely its assets located or registered in the United States, in the case of Vistaprint Limited, Cimpress Schweiz GmbH, and Vistaprint B.V.

The Restated Credit Agreement is filed as Exhibit 10.1 to this report, the Second Amended and Restated Guaranty described above is filed as Exhibit 10.2 to this report, and the Amended and Restated Pledge and Security Agreement described above appears as Exhibit 10.3 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 14, 2017                                                       Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Amendment and Restatement Agreement dated as of July 13, 2017 among Cimpress N.V., Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (the “Borrowers”); the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders (the “Administrative Agent”), which amends and restates the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, among the Borrowers, the lenders named therein, and the Administrative Agent

10.2
Second Amended and Restated Guaranty dated as of July 13, 2017 between Cimpress' subsidiary guarantors named therein as guarantors (the "Subsidiary Guarantors") and the Administrative Agent, which amends and restates the Amended and Restated Guaranty dated as of February 8, 2013 between the Subsidiary Guarantors and the Administrative Agent

10.3
Amended and Restated Pledge and Security Agreement dated as of July 13, 2017 between Cimpress USA Incorporated, Vistaprint Limited, Cimpress Schweiz GmbH, and Vistaprint B.V., as Borrowers, and Cimpress USA Manufacturing Incorporated, National Pen Co. LLC, National Pen Tennessee LLC, NP Corporate Services LLC, Pixartprinting USA Incorporated, Vistaprint Corporate Solutions Incorporated, and Webs, Inc., as Subsidiary Guarantors, on one hand, and the Administrative Agent, on the other hand, which amends and restates the Pledge and Security Agreement dated as of February 8, 2013, between such Borrowers and Subsidiary Guarantors and the Administrative Agent